As filed with the Securities and Exchange Commission on November 6, 2007

Registration No. 333-________

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CYBERSOURCE CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	77-0472961
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

1295 Charleston Road

Mountain View, California 94043

(Address of Principal Executive Offices)(ZIP Code)

CyberSource Corporation Amended and Restated

1999 Stock Option Plan (including options assumed that were originally granted under the

Lightbridge, Inc. 2004 Stock Incentive Plan, as amended,

Lightbridge, Inc. 1998 Non-Statutory Stock Option Plan, as amended, and

Lightbridge, Inc. 1996 Incentive and Non-Qualified Stock Option Plan, as amended)

(Full Title of Plans)

Steven D. Pellizzer

Chief Financial Officer

CyberSource Corporation

1295 Charleston Road

Mountain View, CA 94043

(650) 965-6000

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copy to:

Richard Scudellari, Esq.

Morrison & Foerster LLP

755 Page Mill Road

Palo Alto, CA 94304-1018

(650) 813-5600

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
CyberSource Corporation Common Stock, $0.001 par value, (“Common Stock”) available for future grant under the CyberSource Corporation Amended and Restated 1999 Stock Option Plan	3,663,388	$15.93(2)	$ 58,357,771(2)	$1,792
Common Stock to be issued under the CyberSource Corporation Amended and Restated 1999 Stock Option Plan for options assumed that were originally granted under the Lightbridge, Inc. 2004 Stock Incentive Plan	723,412	$ 8.88(3)	$ 6,423,899(3)	$ 197
Common Stock to be issued under the CyberSource Corporation Amended and Restated 1999 Stock Option Plan for options assumed that were originally granted under the Lightbridge, Inc. 1998 Non-Statutory Stock Option Plan	93,888	$ 4.11(3)	$ 385,880(3)	$ 12
Common Stock to be issued under the CyberSource Corporation Amended and Restated 1999 Stock Option Plan for options assumed that were originally granted under the Lightbridge, Inc. 1996 Incentive and Non-Qualified Stock Option Plan	19,312	$ 5.58(3)	$ 107,761(3)	$ 3
Total	4,500,000		$65,275,311	$2,004

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement includes an indeterminate number of additional shares which may be offered and issued to prevent dilution from stock splits, stock dividends or similar transactions as provided in the above-referenced plan.

(2)	Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended. The price of $15.93 per share represents the average of the high and low price per share of Common Stock, which will be available for future issuance under the CyberSource Corporation Amended and Restated 1999 Stock Option Plan, as reported on the Nasdaq Global Market on November 5, 2007.

(3)	Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act, on the basis of the weighted average exercise price of the outstanding options.

PART I

INFORMATION REQUIRED IN THE

SECTION 10(a) PROSPECTUS

The documents containing the information specified in this Part I of Form S-8 (plan information and registrant information and employee plan annual information) will be sent or given to employees as specified by Securities and Exchange Commission Rule 428(b)(1). Such documents need not be filed with the Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents previously filed by CyberSource Corporation (the “Company” or “Registrant”) with the Securities and Exchange Commission (the “Commission”) are herein incorporated by reference:

1. The contents of the Company’s Registration Statements on Form S-8, Commission File Nos. 333-90725, 333-43090, 333-54936, 333-117507 and 333-135598, including exhibits thereto, are hereby incorporated by reference into this Registration Statement, except as the same may be modified by the information set forth herein.

2. The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, filed pursuant to Section 13 of the Securities Exchange Act of 1934 (the “Exchange Act”).

3. The Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2007 filed pursuant to the Exchange Act.

4. The Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2007 filed pursuant to the Exchange Act.

5. The Company’s current reports on Form 8-K filed pursuant to the Exchange Act on March 9, 2007, June 18, 2007, June 22, 2007, July 19, 2007, August 1, 2007, October 22, 2007, October 23, 2007, October 29, 2007 and October 31, 2007.

6. The Company’s Joint Proxy Statement/Prospectus on Form S-4, filed pursuant to the Exchange Act on August 14, 2007.

7. The Company’s Joint Proxy Statement/Prospectus on Form S-4/A, filed pursuant to the Exchange Act on September 17, 2007.

8. The description of the Company’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A filed on June 23, 1999.

All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement, and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement.

Item 8.	Exhibits.

For a list of exhibits, see the Exhibit Index in this Registration Statement, which is incorporated into this Item by reference.

Item 9.	Undertakings.

A. The undersigned Registrant hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs A(1)(i) and A(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6, or otherwise, the Registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant, CyberSource Corporation, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mountain View, State of California, on November 6, 2007.

CYBERSOURCE CORPORATION

By:	/S/ WILLIAM S. MCKIERNAN
William S. McKiernan Chairman of the Board and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints William S. McKiernan and Steven D. Pellizzer, and each of them, as attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendment to this Registration Statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorneys-in-fact, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming the said attorney-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Capacity	Date

/S/ WILLIAM S. MCKIERNAN William S. McKiernan	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	November 6, 2007

/S/ STEVEN D. PELLIZZER Steven D. Pellizzer	Chief Financial and Senior Vice President, Finance (Principal Financial and Accounting Officer)	November 6, 2007

/S/ STEVEN P. NOVAK Steven P. Novak	Director	November 6, 2007

/S/ JOHN J. MCDONNELL JR. John J. McDonnell Jr.	Director	November 6, 2007

/S/ KENNETH R. THORNTON Kenneth R. Thornton	Director	November 6, 2007

/S/ RICHARD SCUDELLARI Richard Scudellari	Director	November 6, 2007

/S/ ROBERT DONAHUE Robert Donahue	Director	November 6, 2007

INDEX TO EXHIBITS

Exhibit Number	Document

5.1	Opinion of Morrison & Foerster LLP

23.1	Consent of Morrison & Foerster LLP (contained in Exhibit 5.1)

23.2	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

24.1	Power of Attorney (see Signature Page)

99.1	Lightbridge, Inc. 2004 Stock Incentive Plan

99.2	Terms and Conditions of Stock Options Granted under the 2004 Stock Incentive Plan, as amended

99.3	Lightbridge, Inc. 1998 Non-Statutory Stock Option Plan, as amended

99.4	Amendment to the Lightbridge, Inc. 1998 Non-Statutory Stock Option Plan, as Amended

99.5	Lightbridge, Inc. 1996 Incentive and Non-Qualified Stock Option Plan, as amended

99.6	Amendment to the Lightbridge, Inc. 1996 Incentive and Non-Qualified Stock Option Plan